UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 2, 2001

(Date of earliest event reported)

HUFFY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

Huffy Corporation confirms that local International Association of Machinists and Aerospace Workers (AFL-CIO), in connection with the expiration of its three-year contract with Huffy Sports Company, a provider of basketball backboards and other sporting goods, voted by a narrow margin to engage in a work stoppage effective July 2, 2001.

Huffy Sports Company regrets that its offer, which it believes is fair and reasonable, was not accepted by the union. Huffy Sports Company values its 127 union employees and anticipates resolution in the near future.

In the interim, Huffy Sports Company Management is implementing its contingency plan to ensure uninterrupted service to customers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant	HUFFY CORPORATION

Date: July 2, 2001	By: /s/Robert W. Lafferty Robert W. Lafferty Vice President - Finance Chief Financial Officer and Treasurer